Exhibit 3.2

Amended and Restated Bylaws
of
First Community Bancorp

May 2, 2007

ARTICLE I

Shareholders

Section 1.1.            Annual Meetings.  An annual meeting of shareholders shall be held for the election of directors on a date and at a time and place either within or without the State of California fixed by resolution of the Board of Directors.  Any other proper business may be transacted at the annual meeting, except as limited by the notice requirements of subdivisions (a) and (d) of Section 601 of the California General Corporation Law.

Section 1.2.            Special meetings.  Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, the Chief Executive Officer or the holders of shares entitled to cast not less than ten percent of the votes at the meeting, such meeting to be held on a date and at a time and place either within or without the State of California as may be stated in the notice of the meeting.

Section 1.3.            Notice of Meetings.  Whenever shareholders are required or permitted to take any action at a meeting a written notice of the meeting shall be given not less than ten nor more than sixty days before the date of the meeting to each shareholder entitled to vote thereat.  Such notice shall state the place, date and hour of the meeting, and (i) in the case of a special meeting, the general nature of the business to be transacted, and no other business may be transacted, or (ii) in the case of the annual meeting, those matters which the Board, at the time of the mailing of the notice, intends to present for action by the shareholders.  The notice of any meeting at which directors are to be elected shall include a list of the names of the nominees intended at the time of the mailing of the notice to be presented by the Board for election.

Notice of a shareholders’ meeting or any report shall be given either personally or by first-class mail or other means of written communication, addressed to the shareholder at the address of such shareholder appearing on the books of the corporation or given by the shareholder to the corporation for the purpose of notice; or if no such address appears or is given, at the place where the principal executive office of the corporation is located or by publication at least once in a newspaper of general circulation in the county in which the principal executive office is located.  The notice or report shall he deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written communication.  An affidavit of mailing of any notice or report in accordance with the provisions of this Bylaw, executed by the Secretary, Assistant Secretary or any transfer agent, shall be prima facie evidence of the giving of the notice or report.

If any notice or report addressed to the shareholder at the address of such shareholder appearing on the books of the corporation is returned to the corporation by the United States Postal Service marked to indicate that the United States Postal Service is unable to deliver the notice or report to the shareholder at such address, all future notices or reports shall be deemed to have been duly given without further mailing if the same shall be available for the shareholder upon written demand of the shareholder at the principal executive office of the corporation for a period of one year from the date of the giving of the notice or report to all other shareholders.

Except as otherwise prescribed by the Board of Directors in particular instances and except as otherwise provided by subdivision (c) of section 601 of the California General Corporation Law, the Secretary shall prepare and give, or cause to be prepared and given, the notice of meetings of shareholders.

Section 1.4.            Adjournments.  When a shareholders’ meeting is adjourned to another time or place, except as otherwise provided in this Section 1.4, notice need not be given of any such adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the meeting.

Section 1.5.            Validating Meeting of Shareholders; Waiver of Notice.  The transactions of any meeting of shareholders, however called and noticed, and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof.  All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  Attendance of a person at a meeting shall constitute a waiver of notice of and presence at such meeting, except when the person objects, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters required by law to be included in the notice but not so included, if such objection is expressly made at the meeting.  Neither the business to be transacted at nor the purpose of any regular or special meeting of shareholders need be specified in any written waiver of notice, consent to the holding of the meeting or approval of the minutes thereof, except as required by subdivision (f) of Section 601 of the California General Corporation Law.

Section 1.6.            Quorum.  A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of the shareholders.  If a quorum is present, the affirmative vote of a majority of the shares represented and voting at the meeting (which shares voting affirmatively also constitute a majority of the required quorum) shall be the act of the shareholders, unless the vote of a majority or higher percentage of all outstanding shares is required by law or by the articles of incorporation, and except as otherwise provided in this Section 1.6.  The shareholders present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders to leave less than a quorum, if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.  In the absence of a quorum, any meeting of shareholders may be adjourned from time to time by the vote of a majority of the shares represented either in person or by proxy, but no other business may be transacted, except as provided in this Section 1.6.

Section 1.7.            Organization.  Meetings of shareholders shall be presided over by the Chairman of the Board of Directors, if any, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in the absence of the Vice Chairman of the Board by the Chief Executive Officer, or in the absence of the foregoing persons by a chairman designated by the Board of Directors, or in the absence of such designation by a chairman chosen at the meeting.  The Secretary, or in the absence of the Secretary, an Assistant Secretary, shall act as secretary of the meeting, or in their absence the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 1.8.            Voting.  Subject to the provisions of Sections 702 through 704 of the California General Corporation Law (relating to voting of shares held by a fiduciary, in the name of a corporation, or in joint ownership), only persons in whose names shares entitled to vote stand on the stock records of the corporation at the close of business on the business day next preceding the day on which notice of the meeting is given or if such notice is waived, at the close of business on the business day next preceding the day on which the meeting of shareholders is held, shall be entitled to vote at such meeting, and such day shall be the record date for such meeting.  Such vote may be oral or by ballot; provided, however, that all elections for directors must be by ballot upon demand made by a shareholder at any election and before the voting begins.  If a quorum is present, except with respect to election of directors, the affirmative vote of the majority of the shares represented at the meeting and entitled to vote on any matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by the General Corporation Law or the articles of incorporation.  Subject to the requirements of the next sentence, every shareholder entitled to vote at any election for directors shall have the right to cumulate his votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled, or to distribute his votes on the same principal among as many candidates as he shall think fit.  No shareholder shall be entitled to cumulate votes unless the name of the candidate or candidates for whom such votes would be cast has been placed in nomination prior to the voting and at least one shareholder has given notice at the meeting prior to the voting, of such shareholder’s intention to cumulate his votes.  The candidates receiving the highest number of votes of shares entitled to be voted for them, up to the number of directors to be elected, shall be elected.

Any holder of shares entitled to vote on any matter may vote part of the shares in favor of the proposal and refrain from voting the remaining shares or vote them against the proposal, other than elections to office, but, if the shareholder fails to specify the number of shares such shareholder is voting affirmatively, it will be conclusively presumed that the shareholder’s approving vote is with respect to all shares such shareholder is entitled to vote.

Any other action which, under any provision of the California General Corporation Law, may be taken at a meeting of the shareholders, may be taken without a meeting, and without notice except as hereinafter set forth, if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Unless the consents of all shareholders entitled to vote have been solicited in writing:

(a)           Notice of any proposed shareholder approval of, (i) a contract or other transaction with an interested director, (ii) indemnification of an agent of the corporation as authorized by Section 7.5 of these Bylaws, (iii) a reorganization of the corporation as defined in Section 181 of the California General Corporation Law, or (iv) a distribution in dissolution other than in accordance with the rights of outstanding preferred shares, if any, without a meeting by less than unanimous written consent, shall be given at least ten (10) days before the consummation of the action authorized by such approval; and

(b)           Prompt notice shall be given of the taking of any other corporate action approved by shareholders without a meeting by less than unanimous written consent, to those shareholders entitled to vote who have not consented in writing.  Such notices shall be given in the manner and shall be deemed to have been given as provided in Section 1.3 of these Bylaws.

Unless, as provided in Section 1.11 of these Bylaws, the board of directors has fixed a record date for the determination of shareholders entitled to notice of and to give such written consent, the record date for such determination shall be the day on which the first written consent is given.  All such written consents shall be filed with the Secretary of the corporation.

Any shareholder giving a written consent, or the shareholder’s proxyholders, or a transferee of the shares, or a personal representative of the shareholder, or their respective proxyholders, may revoke the consent by a writing received by the corporation prior to the time that written consents by the number of shares required to authorize the proposed action have been filed with the Secretary of the corporation, but may not do so thereafter.  Such revocation is effective upon its receipt by the Secretary of the corporation.

Section 1.9.            Shareholder’s Proxies.  Every person entitled to vote shares may authorize another person or persons to act by proxy with respect to such shares.  Any proxy purporting to be executed in accordance with the provisions of Section 705 of the California General Corporation Law shall be presumptively valid.  No proxy shall be valid after the expiration of eleven months from the date thereof unless otherwise provided in the proxy.  Every proxy continues in full force and effect until revoked by the person executing it prior to the vote pursuant thereto, except as otherwise provided in this Section 1.9.  Such revocation may be effected by a writing delivered to the corporation stating that the proxy is revoked or by a subsequent proxy executed by the person executing the prior proxy and presented to the meeting, or as to any meeting by attendance at such meeting and voting in person by the person executing the proxy.  A proxy is not revoked by the death or incapacity of the maker unless, before the vote is counted, written notice of such death or incapacity is received by the corporation.  A proxy may be made irrevocable under the circumstances set forth in subdivision (e) of Section 705 of the California General Corporation Law.  Any form of proxy distributed to ten or more shareholders shall conform to the requirements of Section 604 of the California General Corporation Law.

Section 1.10.          Inspectors.  In advance of any meeting of shareholders the Board of Directors may appoint inspectors of election to act at the meeting and any adjournment thereof.  If inspectors of election are not so appointed, or if any persons so appointed fail to appear or refuse to act, the chairman of any meeting of shareholders may, and on the request of any shareholder or a shareholder’s proxy shall, appoint inspectors of election (or persons to replace those who so fail or refuse) at the meeting.  The number of inspectors shall be either one or three.  If appointed at a meeting on the request of one or more shareholders or proxies, the majority of shares represented in person or by proxy shall determine whether one or three inspectors are to be appointed.  The inspectors of election shall determine the number of shares outstanding and the voting power of each, the shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all shareholders.

The inspectors of election shall perform their duties impartially, in good faith, to the best of their ability and as expeditiously as is practical.  If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all.  Any report or certificate made by the inspectors of election is prima facie evidence of the facts stated therein.

Section 1.11.          Fixing Date for Determination of Shareholders of Record.  In order that the corporation may determine the shareholders entitled to notice of any meeting or to vote or to express consent to corporate action in writing without a meeting or entitled to receive payment of any dividend or other distribution or allotment of any rights or entitled to exercise any rights in respect of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days prior to the date of such meeting nor more than sixty days prior to any other action.  If no record date is fixed:  (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held; (2) the record date for determining shareholders entitled to give consent to corporate action in writing without a meeting, when no prior action by the Board has been taken, shall be the day on which the first written consent is given; and (3) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto or the sixtieth day prior to the date of such other action, whichever is later.  A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting unless the Board fixes a new record date for the adjourned meeting, but the Board shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

Section 1.12.          Advanced Notice of Nomination of Directors.  At any annual or special meeting of shareholders, persons nominated for election as directors by shareholders shall be considered only if advance notice thereof has been timely given as provided herein and such nominations are otherwise proper for consideration under applicable law and the articles of incorporation and Bylaws of the corporation.  Notice of the name of any person to be nominated by any shareholders for election as a director of the corporation at any meeting of shareholders shall be delivered to the Secretary of the Corporation at its principal executive office not less than 60 nor more than 90 days prior to the date of the meeting; provided, however, that if the date of the meeting is first publicly announced or disclosed (in a public filing or otherwise) less than 70 days prior to the date of the meeting, such advance notice shall be given not more than ten days after such date is first so announced or disclosed.  Public notice shall be deemed to have given more than 70 days in advance of the annual meeting if the corporation shall have previously disclosed, in these Bylaws or otherwise, that the annual meting in each year is to be held on a determinable date, unless and until the Board determines to hold the meeting on a different date.  Any shareholder desiring to nominate any person for election as a director of the corporation shall deliver with such notice a statement in writing setting forth the name of the person to be nominated, the number and class of all shares of each class of stock of the corporation beneficially owned by such person, the information regarding such person required by paragraphs (a), (e) and (f) of Item 401 of Regulation S-K adopted by the Securities and Exchange Commission (or the corresponding provisions of any regulation subsequently adopted by the Securities and Exchange Commission applicable to the corporation, such person’s signed consent to serve as a director of the corporation if elected, such shareholder’s name and address and the number and class of all shares of each class of stock of the corporation beneficially owned by such shareholder.  As used herein, shares “beneficially owned” shall mean all shares as to which such person, together with such person’s affiliates and associates (as defined in Rule 12b-2 under the Securities Exchange Act of 1934), may be deemed to be beneficially owned pursuant to rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, as well as all shares as to which such person, together with such person’s affiliates and associates, has the right to become the beneficial owner pursuant to any agreement or understanding, or upon the exercise of warrants, options or rights to convert or exchange (whether such rights are exercisable immediately or only after the passage of time or the occurrence of conditions).  The person presiding at the meet in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall determine whether such notice has been duly given and shall direct that nominees not be considered if such notice has not been given.

ARTICLE II

Board of Directors

Section 2.1.            Powers; Number; Qualifications.  The business and affairs of the corporation shall be managed by, and all corporate powers shall be exercised by or under, the direction of the Board of Directors, except as otherwise provided in these Bylaws or in the articles of incorporation.

The number of directors of the corporation shall be from seven (7) to fifteen (15), the exact number thereof to be determined from time to time by the Board by resolution.

Section 2.2.            Election; Term of Office; Resignation; Removal; Vacancies.  At each annual meeting of shareholders, directors shall be elected to hold office until the next annual meeting.  Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified.  Any director may resign effective upon giving written notice to the Chairman of the Board, the Secretary or the Board of Directors of the corporation, unless the notice specifies a later time for the effectiveness of such resignation.  If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.

Any or all of the directors may be removed without cause if such removal is approved by a majority of the outstanding voting shares, except that no director may be removed (unless the entire Board of Directors is removed) when the votes cast against removal, or not consenting in writing to such removal, would be sufficient to elect such director if voted cumulatively at an election at which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of the director’s most recent election were then being elected.

Any reductions in the authorized number of directors does not remove any director prior to the expiration of such director’s term in office.

A vacancy in the Board of Directors shall be deemed to exist (a) if a director dies, resigns, or is removed by the shareholders or an appropriate court, as provided in sections 303 or 304 of the California General Corporation Law; (b) if the Board of Directors declares vacant the office of a director who has been convicted of a felony or declared of unsound mind by an order of court; (c) if the authorized number of directors is increased; or (d) if at any shareholders, meeting at which one or more directors are elected the shareholders fail to elect the full authorized number of directors to be voted for at that meeting.  Unless otherwise provided in the articles of incorporation or these Bylaws and except for a vacancy caused by the removal of a director, vacancies on the Board may be filled by appointment by the Board.  A vacancy on the Board caused by the removal of a director may be filled only by the shareholders, except that a vacancy created by the Board declaring an office of a director vacant because a director has been convicted of a felony or declared of unsound mind by an order of court may be filled by the Board.

The shareholders may elect a director at any time to fill a vacancy not filled by the Board of Directors.

If the number of directors then in office is less than a quorum, vacancies on the Board of Directors may be filled by the unanimous written consent of the directors then in office, the affirmative vote of a majority of the directors then in office at a meeting held pursuant to notice or waivers of notice complying with Section 2.4 hereof or a sole remaining director.

Section 2.3.            Regular Meetings.  Regular meetings of the Board of Directors may be held without notice at such places within or without the State of California and at such times as the Board may from time to time determine.

Section 2.4.            Special meetings; Notice of Meetings; Waiver of Notice.  Special meetings of the Board of Directors may be held at any time or place within or without the State of California whenever called by the Chairman of the Board, by the Vice Chairman of the Board, if any, or by any two directors.

Special meetings shall be held on four days, notice by mail or 48 hours’ notice delivered personally or by telephone, telegraph or any other means of communication authorized by Section 307 of the California General Corporation Law.  Notice delivered personally or by telephone may be transmitted to a person at the director’s office who can reasonably be expected to deliver such notice promptly to the director.

Notice of a meeting need not be given to any director who signs a waiver of notice or a consent to holding the meeting or an approval of the minutes thereof, whether before or after the meeting, or who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such director, All such waivers, consents and approvals shall be filed with the corporate records or made a part of the minutes of the meeting.  A notice, or waiver of notice, need not specify the purpose of any regular or special meeting of the Board.

Section 2.5.            Participation in Meetings by Conference Telephone Permitted.  Members of the Board, or any committee designated by the Board, may participate in a meeting of the Board or of such committee, as the case may be, through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another, and participation in a meeting pursuant to this Section 2.5 shall constitute presence in person at such meeting.

Section 2.6.            Quorum; Adjournment; Vote Required for Action.  At all meetings of the Board of Directors one-third of the authorized number of directors or three directors, whichever is larger, shall constitute a quorum for the transaction of business.  Subject to the provisions of Sections 310 and 317(e) of the California General Corporation Law, every act or decision done or made by a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board unless the articles of incorporation or these Bylaws shall require a vote of a greater number.

A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  If the meeting is adjourned for more than 24 hours, notice of any adjournment to another time or place shall be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.

Section 2.7.            Organization.  Meetings of the Board of Directors shall be presided over by the Chairman of the Board, or in the absence of the Chairman of the Board by the Vice Chairman of the Board, if any, or in their absence by a chairman chosen at the meeting.  The Secretary, or in the absence of the Secretary an Assistant Secretary, shall act as secretary of the meeting, but in the absence of the Secretary and any Assistant Secretary the chairman of the meeting may appoint any person to act as secretary of the meeting.

Section 2.8.            Action by Directors Without a Meeting.  Any action required or permitted to be taken by the Board of Directors, or any committee thereof, may be taken without a meeting if all members of the Board or of such committee, as the case may be, shall individually or collectively consent in writing to such action.  Such written consent or consents shall be filed with the minutes of the proceedings of the Board.  Such action by written consent shall have the same force and effect as a unanimous vote of such directors.

Section 2.9.            Compensation of Directors.  The Board of Directors shall have the authority to fix the compensation of directors for services in any capacity.

ARTICLE III

Executive and Other Committees

Section 3.1.            Executive and Other Committees of Directors.  The Board of Directors, by resolution adopted by a majority of the authorized number of directors, may designate an executive committee and other committees, each consisting of two or more directors, to serve at the pleasure of the Board, and each of which, to the extent provided in the resolution, shall have all the authority of the Board, except that no such committee shall have power or authority with respect to the following matters:

(1)           The approval of any action for which the California General Corporation Law also requires the approval of the shareholders or of the outstanding shares;

(2)           The filling of vacancies in the Board or in any committee thereof;

(3)           The fixing of compensation of the directors for serving on the Board or on any committee thereof;

(4)           The amendment or repeal of the Bylaws, or the adoption of new bylaws;

(5)           The amendment or repeal of any resolution of the Board which, by its terms, shall not be so amendable or repealable;

(6)           The making of distributions to shareholders, except at a rate or in a periodic amount or within a price range set forth in the articles or determined by the Board of Directors;

(7)           The appointment of other committees of the Board or the members thereof;

(8)           The removal or indemnification of any director; or

(9)           The changing of the number of authorized directors on the Board.

The Board of Directors may designate one or more directors as alternate members of any such committee, who may replace any absent member or members at any meeting of such committee.

Unless the Board of Directors otherwise provides, each committee designated by the Board may adopt, amend and repeal rules for the conduct of its business.  In the absence of a provision by the Board of Directors or a provision in the rules of such committee to the contrary, each committee shall conduct its business in the same manner as the Board of Directors conducts its business pursuant to Article II of these Bylaws.

ARTICLE IV

Officers

Section 4.1.            Officers; Election.  As soon as practicable after the annual meeting of shareholders in each year, the Board of Directors shall elect a Chairman of the Board, a Secretary and a Chief Financial Officer, and it may, if it so determines, elect from among its members a Vice Chairman of the Board.  The Board may also elect one or more Managing Directors, one or more Assistant Secretaries, and such other officers as the Board may deem desirable or appropriate and may give any of them such further designations or alternate titles as it considers desirable.  Any number of offices may be held by the same person.

Section 4.2.            Term of Office:  Resignation; Removal; Vacancies.  Except as otherwise provided in the resolution of the Board of Directors electing any officer, each officer shall hold office until the first meeting of the Board after the annual meeting of shareholders next succeeding his or her election, and until his or her successor is elected and qualified or until his or her earlier resignation or removal.  Any officer may resign at any time upon written notice to the Board or to the Chairman of the Board or the Secretary of the corporation.  Such resignation shall take effect at the time specified therein, and unless otherwise specified therein no acceptance of such resignation shall be necessary to make it effective.  The Board may remove any officer with or without cause at any time.  Any such removal shall be without prejudice to the contractual rights of such officer, if any, with the corporation, but the election of an officer shall not of itself create contractual rights.  Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise may be filled for the unexpired portion of the term by the Board at any regular or special meeting.

Section 4.3.            Powers and Duties.  The officers of the corporation shall have such powers and duties in the management of the corporation as shall he stated in these Bylaws or in a resolution of the Board of Directors which is not inconsistent with these Bylaws and, to the extent not so stated, as generally pertain to their respective offices, subject to the control of the Board.  The Secretary shall have the duty to record the proceedings of the meetings of the shareholders, the Board of Directors and any committees in a book to be kept for that purpose.  The Board may require any officer, agent or employee to give security for the faithful performance of his or her duties.

ARTICLE V

Forms of Certificates; Loss and Transfer of Shares

Section 5.1.            Forms of Certificates.  Subject to Section 5.3, every holder of shares in the corporation shall be entitled to have a certificate signed in the name of the corporation by the Chairman or Vice Chairman of the Board of Directors, if any, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the corporation, certifying the number of shares and the class or series of shares owned by such shareholder.  If such certificate is manually signed by one officer or manually countersigned by a transfer agent or by a registrar, any other signature on the certificate may be a facsimile.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to he such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same affect as if such person were such officer, transfer agent or registrar at the date of issue.

Section 5.2.            Lost, Stolen or Destroyed Stock Certificates:  Issuance of New Certificates.  The corporation may issue a new share certificate or a new certificate for any other security in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the corporation may require the owner of the lost, stolen or destroyed certificate, or such owner’s legal representative, to give the corporation a bond sufficient to indemnify it against any claim that may be made against it (including any expense or liability) an account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

Section 5.3             Electronic Direct Registration.  Notwithstanding any other provision in these Bylaws, the corporation may adopt a system of issuance, recordation and transfer of its shares by electronic or other means not involving any issuance of certificates, including provisions for notice to purchasers in substitution for any required statements on certificates, and as may be required by applicable corporate securities laws, which system (1) has been approved by the United States Securities and Exchange Commission, (2) is authorized in any statute of the United States, or (3) is in accordance with Division 8 (commencing with Section 8101) of the California Uniform Commercial Code.  Any system so adopted shall not become effective as to issued and outstanding certificated securities until the certificates therefor have been surrendered to the corporation.

ARTICLE VI

Records and Reports

Section 6.1.            Shareholder Records.  The corporation shall keep at its principal executive office or at the office of its transfer agent or registrar a record of the names and addresses of all shareholders and the number and class of shares held by each shareholder.

A shareholder or shareholders holding at least five percent in the aggregate of the outstanding voting shares of the corporation, or a shareholder who otherwise is authorized by subdivision (a) of Section 1600 of the California General Corporation Law, may inspect and copy the record of shareholders, names and addresses and shareholdings during usual business hours, on five days, prior written demand on the corporation, or obtain from the corporation’s transfer agent, on written demand and tender of the transfer agent’s usual charges for this service, a list of the names and addresses of shareholders who are entitled to vote for the election of directors, and their shareholdings, as of the most recent record date for which a list has been compiled or as of a specified date later than the date of demand.  This list shall be made available within five days after the demand is received or the date specified therein as the date as of which the list is to be compiled.  The record of shareholders shall also be open to inspection on the written demand of any shareholder or holder of a voting trust certificate, at any time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate.  Any inspection and copying under this section may be made in person or by an agent or attorney of the shareholder or holder of a voting trust certificate making the demand.

Section 6.2.            Bylaws.  The corporation shall keep at its principal executive office, or if its principal executive office is not in the State of California, at its principal business office in this state, the original or a copy of the Bylaws as amended to date, which shall be open to inspection by the shareholders at all reasonable times during office hours.  If the principal executive office of the corporation is outside the State of California and the corporation has no principal business office in this state, the Secretary shall, upon the written request of any shareholder, furnish to that shareholder a copy of the Bylaws as amended to date.

Section 6.3.            Minutes and Accounting Records.  The minutes of proceedings of the shareholders, the Board of Directors, and committees of the Board, and the accounting books and records shall be kept at the principal executive office of the corporation, or at such other place or places as designated by the Board of Directors.  The minutes shall be kept in written form, and the accounting books and records shall be kept either in written form or in a form capable of being converted into written form.  The minutes and accounting books and records shall be open to inspection upon the written demand of any shareholder or holder of a voting trust certificate at any reasonable time during usual business hours, for a purpose reasonably related to the holder’s interests as a shareholder or holder of a voting trust certificate.  The inspection may be made in person or by an agent or attorney, and shall include the right to copy and make extracts.  These rights of inspection shall extend to the records of each subsidiary of the corporation.

Section 6.4.            Inspection by Directors.  Every director shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the corporation and each of its subsidiary corporations.  This inspection by a director may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 6.5.            Annual Report to Shareholders.  Inasmuch as, and for as long as, there are fewer than 100 shareholders, the requirement of an annual report to shareholders referred to in Section 1501 of the California General Corporation Law is expressly waived.  However, nothing in this provision shall be interpreted as prohibiting the Board of Directors from issuing annual or other periodic reports to the shareholders, as the Board considers appropriate.

If at any time and for as long as, the number of shareholders shall exceed 100, the Board of Directors shall cause an annual report to be sent to the shareholders not later than 120 days after the close of the fiscal year adopted by the corporation.  This report shall be sent at least 15 days (if third-class mail is used, 35 days) before the annual meeting of shareholders to be held during the next fiscal year and in the manner specified for giving notice to shareholders in these Bylaws.  The annual report shall contain a balance sheet as of the end of the fiscal year and an income statement and a statement of changes in financial position for the fiscal year prepared in accordance with generally accepted accounting principles applied on a consistent basis and accompanied by any report of independent accountants, or, if there is no such report, the certificate of an authorized officer of the corporation that the statements were prepared without audit from the corporation’s books and records.

Section 6.6.            Financial Statements.  The corporation shall keep a copy of each annual financial statement, quarterly or other periodic income statement, and accompanying balance sheets prepared by the corporation on file in the corporation’s principal office for 12 months; these documents shall be exhibited at all reasonable times, or copies provided, to any shareholder on demand.

If no annual report for the last fiscal year has been sent to shareholders, on written request of any shareholder made more than 120 days after the close of the fiscal year the corporation shall deliver or mail to the shareholder, within 30 days after receipt of the request, a balance sheet as of the end of that fiscal year and an income statement and statement of changes in financial condition for that fiscal year.

A shareholder or shareholders holding five percent or more of the outstanding shares of any class of the corporation may request in writing an income statement for the most recent three-month, six-month, or nine-month period (ending more than 30 days before the date of the request) of the current fiscal year, and a balance sheet of the corporation as of the end of that period.  If such documents are not already prepared, the Chief Financial Officer shall cause them to be prepared and shall deliver the documents personally or mail them to the requesting shareholders within 30 days after receipt of the request.  A balance sheet, income statement, and statement of changes in financial position for the last fiscal year shall also be included, unless the corporation has sent the shareholders an annual report for the last fiscal year.

Quarterly income statements and balance sheets referred to in this Section 6.6 shall be accompanied by the report thereon, if any, of any independent accountant engaged by the corporation or the certificate of an authorized corporate officer stating that the financial statements were prepared without audit from the corporation’s books and records.

Section 6.7.            Form of Records.  Any records maintained by the corporation in the regular course of its business, with the exception of minutes of the proceedings of the shareholders, and of the Board of Directors and its committees, but including the corporation’s stock ledger and books of account, may be kept on, or be in the form of magnetic tape, photographs, microphotographs or any other information storage device, provided that the records so kept can be converted into clearly legible form within a reasonable time.  The corporation shall so convert any records so kept upon the request of any person entitled to inspect the same.

ARTICLE VII

Miscellaneous

Section 7.1.            Principal Executive or Business Offices.  The Board of Directors shall fix the location of the principal executive office of the corporation at any place either within or without the State of California.  If the principal executive office is located outside California and the corporation has one or more business offices in California, the Board shall designate one of these offices as the corporation’s principal business office in California.

Section 7.2.            Fiscal Year.  The fiscal year of the corporation shall be determined by the Board of Directors.

Section 7.3.            Seal.  The corporation may have a corporate seal which shall have the name of the corporation inscribed thereon and shall be in such form as may be approved from time to time by the Board of Directors.  The corporate seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

Section 7.4.            Interested Directors; Quorum.  No contract or transaction between the corporation and one or more of its directors or between the corporation and any other corporation, firm or association in which one or more of its directors are directors, or have a financial interest, shall be void or voidable solely for this reason, or solely because such director or directors are present at the meeting of the Board of Directors or committee thereof which authorizes, approves or ratifies the contract or transaction, or solely because his or her or their votes are counted for such purpose, if:  (1) the material facts as to his or her relationship or interest and as to the contract or transaction are fully disclosed or are known to the shareholders and such contract or transaction is approved by the shareholders in good faith with the shares owned by the interested director or directors not being entitled to vote thereon; (2) the material facts as to his or her relationship or interest and as to the contract or transaction are fully disclosed or are known to the Board or the committee, and the Board or committee authorizes, approves or ratifies the contract or transaction in good faith by a vote sufficient without counting the vote of the interested director or directors and the contract or transaction is just and reasonable as to the corporation at the time it was authorized, approved or ratified; or (3) the contract or transaction is fair as to the corporation as of the time it is authorized, approved or ratified, by the Board, a committee thereof or the shareholders.  Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction.

Section 7.5.            Indemnification.  The corporation shall, to the maximum extent and in the manner permitted by the California General Corporation Law (the “Code”), indemnify each of its directors and officers against expenses (as defined in subdivision (a) of Section 317 of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in subdivision (a) of Section 317 of the Code), arising by reason of the fact that such person is or was an agent of the corporation.  For purposes of this Section 7.5, a “director” or “officer” of the corporation includes any person (i) who is or was a director or officer of the corporation, (ii) who is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was a director or officer of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

The corporation shall have the power, to the extent and in the manner permitted by the Code, to indemnify each of its employees and agents (other than directors and officers) against expenses (as defined in subdivision (a) of Section 317 of the Code), judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with any proceeding (as defined in subdivision (a) of Section 317 of the Code), arising by reason of the fact that such person is or was an agent of the corporation.  For purposes of this Section 7.5, an “employee” or “agent” of the corporation includes any person (i) who is or was an employee or agent of the corporation, (ii) who is or was serving at the request of the corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, or (iii) who was an employee or agent of a corporation which was a predecessor corporation of the corporation or of another enterprise at the request of such predecessor corporation.

Section 7.6.            Amendment of Bylaws.  To the extent permitted by law, these Bylaws may be amended or repealed, and new bylaws adopted, by the Board of Directors.  The shareholders entitled to vote, however, retain the right to adopt additional Bylaws and may amend or repeal any Bylaw whether or not adopted by them.